Exhibit 99.1

Staples, Inc. Announces Third Quarter 2014 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 19, 2014--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended November 1, 2014. Total company sales for the third quarter of 2014 were $6.0 billion, a decrease of two percent compared to the third quarter of 2013. Total company sales grew during the third quarter, excluding the impact of store closures in North America during the past year and changes in foreign exchange rates.

Third Quarter 2014 Highlights

  Grew sales in North American Commercial three percent in U.S. dollars, or four percent on a local currency basis.
  Achieved Staples.com sales growth of nine percent in U.S. dollars, or 10 percent on a local currency basis.
  Grew North American copy and print sales in the high single digits in comparable stores, and double digits in both Staples.com and Contract.
  Drove increased profitability in International Operations.
  Secured more than $200 million of annualized cost savings year to date as part of a two-year plan to eliminate at least $500 million of annualized costs.
  Generated more than $700 million of free cash flow year to date.
  Closed 127 stores in North America year to date and now expect to close approximately 170 stores in North America during 2014.

“We’re building momentum as we reinvent Staples,” said Ron Sargent, Staples’ chairman and chief executive officer. “During the third quarter, we accelerated growth in our delivery businesses, gained traction in categories beyond office supplies, and changed the way we work to drive cost savings.”

Third Quarter 2014 Financial Summary
	Third Quarter
(dollar amounts in millions, except per share data)	2014	2013	Change
Total company sales	$5,962	$6,112	-2.5%
Total company sales excluding the impact of store closures and changes in foreign exchange rates*			0.5%

GAAP operating income	$328	$367	-$38
Non-GAAP operating income*	$369	$431	-$62

GAAP operating income rate	5.5%	6.0%	-49 basis points
Non-GAAP operating income rate*	6.2%	7.0%	-86 basis points

GAAP net income from continuing operations	$217	$220	-$3
Non-GAAP net income from continuing operations*	$236	$274	-$38

GAAP earnings per diluted share from continuing operations	$0.34	$0.34	-
Non-GAAP earnings per diluted share from continuing operations*	$0.37	$0.42	-12%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

On a GAAP basis, third quarter 2014 total company operating income rate decreased 49 basis points year over year to 5.51 percent. The company incurred $46 million of pre-tax restructuring and other related charges and recognized a $6 million gain on the sale of a business during the third quarter of 2014. Excluding the impact of these items, total company non-GAAP operating income rate declined 86 basis points year over year to 6.19 percent during the third quarter of 2014.

On a GAAP basis, the company reported third quarter 2014 net income from continuing operations of $217 million, or $0.34 per diluted share, compared to $220 million, or $0.34 per diluted share achieved in the third quarter of 2013. Excluding the impact of restructuring and other related charges, the gain on the sale of a business, and a $6 million tax benefit, the company reported third quarter 2014 non-GAAP net income from continuing operations of $236 million, or $0.37 per diluted share.

The company generated operating cash flow of $908 million and invested $201 million in capital expenditures year to date, resulting in free cash flow of $707 million, an increase of $36 million compared to the same period in 2013. The company repurchased 4.6 million shares for $55 million during the third quarter of 2014. At the end of the third quarter, the company had $1.8 billion in liquidity, including $770 million in cash and cash equivalents.

North American Stores and Online
	Third Quarter
(dollar amounts in millions)	2014	2013	Change
Sales	$2,834	$3,013	-5.9%
Comparable store sales			-4%
Staples.com sales growth			9%

Operating income	$218	$285	-$67
Operating income rate	7.7%	9.5%	-178 basis points

Sales for the third quarter of 2014 were $2.8 billion, a decrease of six percent compared to the third quarter of 2013. Sales growth was negatively impacted by approximately three percent due to store closures during the past year. Changes in foreign exchange rates also negatively impacted third quarter 2014 sales growth by approximately one percent. Sales declines in business machines and technology accessories, computers, and technology services, were partially offset by growth in mobility, cleaning and breakroom supplies, paper, and copy and print services. Comparable store sales, which exclude sales in Staples.com, decreased four percent, reflecting a four percent decline in traffic and flat average order size versus the prior year. Staples.com sales grew nine percent in U.S. dollars or 10 percent on a local currency basis during the third quarter of 2014. This reflects increased business customer acquisition and conversion, and growth from the company’s expanded assortment in categories beyond office supplies. Operating income rate decreased 178 basis points to 7.69 percent compared to the third quarter of 2013. This decline primarily reflects investments to accelerate growth online, higher incentive compensation expense, and increased marketing expense. This was partially offset by reduced rent and labor expense as a result of store closures, and increased gross margin rate in retail stores.

North American Commercial
	Third Quarter
(dollar amounts in millions)	2014	2013	Change
Sales	$2,158	$2,089	3.3%

Operating income	$159	$159	-
Operating income rate	7.4%	7.6%	-22 basis points

Sales for the third quarter of 2014 were $2.2 billion, an increase of three percent in U.S. dollars and an increase of four percent on a local currency basis compared to the third quarter of 2013. This primarily reflects growth in facilities and breakroom supplies, furniture, print solutions, business machines and technology accessories, and core office supplies, partially offset by sales declines in ink, toner and paper. Operating income rate decreased 22 basis points to 7.37 percent compared to the third quarter of 2013. This decline primarily reflects higher incentive compensation expense, investments in sales force, and pricing investments in Quill. This was partially offset by the positive impact of fixed expenses on increased sales.

International Operations
	Third Quarter
(dollar amounts in millions)	2014	2013	Change
Sales	$970	$1,010	-4.0%

Operating income	$6	$2	$4
Operating income rate	0.6%	0.2%	46 basis points

Sales for the third quarter of 2014 were $970 million, a decrease of four percent in U.S. dollars and a decrease of one percent on a local currency basis compared to the third quarter of 2013. This was primarily driven by a sales decline in China, as a result of exiting underperforming parts of the business. Comparable store sales in Europe were flat during the third quarter of 2014, reflecting a decrease in traffic offset by an increase in average order size versus the prior year. Operating income rate for International Operations increased 46 basis points to 0.62 percent compared to the third quarter of 2013. This increase primarily reflects improved product margins in Europe. This was partially offset by investments to accelerate growth in the European online business and an increase in general and administrative costs as the company transitions to a more centralized pan-European operating model.

Outlook

For the fourth quarter of 2014, the company expects sales to decrease versus the fourth quarter of 2013. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.27 to $0.32 for the fourth quarter of 2014. This guidance excludes any potential impact on earnings per share related to restructuring and other related activities.

The company expects to record pre-tax charges in the range of $45 million to $80 million associated with restructuring and other related activities during the fourth quarter of 2014. For the full year, the company expects to generate more than $800 million of free cash flow, an increase from the company’s previous guidance of more than $600 million.

Presentation of Non-GAAP Information

This press release presents certain results in 2014 with and without restructuring charges, long-lived asset impairment, inventory write-downs, accelerated depreciation, and certain tax items. This press release also presents certain results for 2014 both with and without the impact of fluctuations in foreign currency exchange rates and with and without the impact of store closures. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that current estimates for charges to be incurred related to restructuring initiatives and the potential related impact on cash flow represent broad ranges which are based on preliminary analysis and are subject to change as plans become finalized.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and breakroom supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Headquartered outside of Boston, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: if we fail to meet the changing needs of our customers our business and financial performance could be adversely affected; we face uncertainties transforming our business, and our inability to successfully implement our strategies could adversely affect our business and financial performance; we have recognized substantial goodwill impairment charges in the past and may be required to recognize additional goodwill impairment charges in the future; we operate in a highly competitive market and we may not be able to continue to compete successfully; global economic conditions could adversely affect our business and financial performance; our international operations expose us to risks inherent in foreign operations; compromises of our information systems or unauthorized access to confidential information or personal information may materially harm our business or damage our reputation; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; our business may be adversely affected by the actions of and risks associated with third-parties; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	November 1, 2014	February 1, 2014
ASSETS
Current assets:
Cash and cash equivalents	$770,007	$492,532
Receivables, net	1,964,553	1,838,714
Merchandise inventories, net	2,349,721	2,328,299
Deferred income tax assets	195,464	179,566
Prepaid expenses and other current assets	318,890	400,447
Total current assets	5,598,635	5,239,558

Property and equipment:
Land and buildings	987,358	990,324
Leasehold improvements	1,255,663	1,306,987
Equipment	2,837,502	2,778,294
Furniture and fixtures	1,036,579	1,078,876
Total property and equipment	6,117,102	6,154,481
Less: Accumulated depreciation	4,387,009	4,283,762
Net property and equipment	1,730,093	1,870,719

Intangible assets, net of accumulated amortization	359,626	382,700
Goodwill	3,181,981	3,233,597
Other assets	434,068	448,302
Total assets	$11,304,403	$11,174,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,201,050	$1,997,494
Accrued expenses and other current liabilities	1,327,146	1,266,974
Debt maturing within one year	92,526	103,982
Total current liabilities	3,620,722	3,368,450

Long-term debt, net of current maturities	1,025,740	1,000,205
Other long-term obligations	625,351	665,386

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 939,733,799 and 640,099,237 shares at November 1, 2014 and 938,722,858 shares and 652,860,207 shares at February 1, 2014, respectively	564	563
Additional paid-in capital	4,896,381	4,866,467
Accumulated other comprehensive loss	(643,764)	(507,154)
Retained earnings	7,166,108	7,001,755
Less: Treasury stock at cost, 299,634,562 shares at November 1, 2014 and 285,862,651 shares at February 1, 2014	(5,395,200)	(5,229,368)
Total Staples, Inc. stockholders’ equity	6,024,089	6,132,263
Noncontrolling interests	8,501	8,572
Total stockholders’ equity	6,032,590	6,140,835
Total liabilities and stockholders’ equity	$11,304,403	$11,174,876

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Sales	$5,961,531	$6,111,695	$16,835,893	$17,240,990
Cost of goods sold and occupancy costs	4,365,255	4,456,969	12,521,280	12,715,758
Gross profit	1,596,276	1,654,726	4,314,613	4,525,232
Operating expenses:
Selling, general and administrative	1,224,049	1,210,251	3,627,438	3,581,206
Impairment of long-lived assets	8,970	—	35,974	—
Restructuring charges	24,565	64,085	126,467	64,085
Amortization of intangibles	16,139	13,794	45,844	40,551
Total operating expenses	1,273,723	1,288,130	3,835,723	3,685,842

Gain on sale of businesses, net	5,690	—	27,495	—

Operating income	328,243	366,596	506,385	839,390

Other income (expense):
Interest income	632	1,319	2,175	4,289
Interest expense	(12,566)	(30,446)	(37,527)	(91,682)
Other income (expense), net	(2,538)	3,975	2,913	(3,834)
Income from continuing operations before income taxes	313,771	341,444	473,946	748,163
Income tax expense	96,979	121,359	79,069	253,542
Income from continuing operations	216,792	220,085	394,877	494,621
Discontinued Operations:
Loss from discontinued operations, net of income taxes	—	(84,857)	—	(86,935)
Net income	$216,792	$135,228	$394,877	$407,686

Basic Earnings Per Common Share:
Continuing operations	$0.34	$0.34	$0.62	$0.76
Discontinued operations	—	(0.13)	—	(0.13)
Net income	$0.34	$0.21	$0.62	$0.63
Diluted Earnings Per Common Share:
Continuing operations	$0.34	$0.34	$0.61	$0.75
Discontinued operations	—	(0.13)	—	(0.13)
Net income	$0.34	$0.21	$0.61	$0.62

Weighted Average Shares Outstanding:
Basic	640,301	650,967	641,709	653,536
Diluted	644,079	655,038	646,746	660,514

Dividends declared per common share	$0.12	$0.12	$0.36	$0.36

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Comprehensive income from consolidated operations	$80,036	$191,130	$258,196	$352,528
Comprehensive income (loss) attributed to noncontrolling interests	89	52	(71)	185
Comprehensive income attributed to Staples, Inc.	$79,947	$191,078	$258,267	$352,343

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	November 1, 2014	November 2, 2013
Operating Activities:
Consolidated net income	$394,877	$407,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	300,348	301,348
Amortization of intangibles	45,844	40,551
(Gain) loss on sale of businesses, net	(27,495)	80,887
Impairment of long-lived assets	35,974	—
Inventory write-downs related to restructuring activities	26,307	—
Stock-based compensation	51,051	62,113
Excess tax benefits from stock-based compensation arrangements	(404)	(2,164)
Deferred income tax (benefit) expense	(20,670)	41,856
Other	15,489	(1,481)
Changes in assets and liabilities:
Increase in receivables	(150,703)	(81,505)
Increase in merchandise inventories	(72,090)	(138,399)
Decrease in prepaid expenses and other assets	47,924	17,359
Increase in accounts payable	221,364	203,200
Increase in accrued expenses and other liabilities	71,048	52
Decrease in other long-term obligations	(30,686)	(56,364)
Net cash provided by operating activities	908,178	875,139

Investing Activities:
Acquisition of property and equipment	(201,076)	(204,212)
Cash paid for termination of joint venture	—	(34,298)
Proceeds from the sale of property and equipment	3,160	12,849
Sale of businesses, net	58,639	(12,736)
Acquisition of businesses, net of cash acquired	(67,888)	(74,632)
Net cash used in investing activities	(207,165)	(313,029)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	19,689	56,146
Proceeds from borrowings	19,488	31,614
Payments on borrowings and capital lease obligations	(44,721)	(39,863)
Purchase of noncontrolling interest	—	(96)
Cash dividends paid	(230,524)	(234,939)
Excess tax benefits from stock-based compensation arrangements	404	2,164
Repurchase of common stock	(182,940)	(303,254)
Net cash used in financing activities	(418,604)	(488,228)
Effect of exchange rate changes on cash and cash equivalents	(12,802)	(16,308)
Net increase in cash and cash equivalents	269,607	57,574
Cash and cash equivalents at beginning of period	492,532	1,334,302
Cash and cash equivalents at end of period	762,139	1,391,876
Less: Change in cash and cash equivalents attributed to discontinued operations	—	(705)
Add: Cash and cash equivalents attributed to disposal group held for sale at February 1, 2014	7,868	—
Cash and cash equivalents at the end of the period	$770,007	$1,391,171

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
	Sales
North American Stores & Online	$2,833,971	$3,012,860	$7,749,944	$8,203,638
North American Commercial	2,157,933	2,088,955	6,211,311	6,078,232
International Operations	969,627	1,009,880	2,874,638	2,959,120
Total segment sales	$5,961,531	$6,111,695	$16,835,893	$17,240,990

	Business Unit Income (Loss)
North American Stores & Online	$217,962	$285,435	$338,432	$557,541
North American Commercial	159,117	158,709	425,384	436,803
International Operations	6,053	1,617	(40,790)	(28,756)
Business unit income	383,132	445,761	723,026	965,588
Stock-based compensation	(14,187)	(15,080)	(51,051)	(62,113)
Impairment of long-lived assets	(8,970)	—	(35,974)	—
Restructuring charges	(24,565)	(64,085)	(126,467)	(64,085)
Gain on sale of businesses, net	5,690	—	27,495	—
Inventory write-downs related to restructuring activities	(10,610)	—	(26,307)	—
Accelerated depreciation related to restructuring activities	(2,247)	—	(4,337)	—
Interest and other expense, net	(14,472)	(25,152)	(32,439)	(91,227)
Income from continuing operations before income taxes	$313,771	$341,444	$473,946	$748,163

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	November 1, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long lived assets & accelerated depreciation	Gain on sale of business	Non-GAAP
Sales	$5,961,531					$5,961,531
Gross profit	1,596,276	10,610	—	—	—	1,606,886
Gross profit rate	26.8%					27.0%

Operating income	328,243	10,610	24,565	11,217	(5,690)	368,945
Interest and other expense, net	14,472					14,472
Income from continuing operations before income taxes	313,771					354,473

Income tax expense	96,979					96,979
Reduction of liability for unrecognized tax benefits	—					5,818
Tax benefit on charges related to restructuring activities	—					15,951
Adjusted income tax expense	96,979					118,748

Net income	$216,792					$235,725

Effective tax rate	30.9%					33.5%

Diluted earnings per common share	$0.34					$0.37

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures (continued)
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	39 Weeks Ended
	November 1, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long lived assets & accelerated depreciation	Gain on sale of businesses, net	Non-GAAP
Sales	$16,835,893					$16,835,893
Gross profit	4,314,613	26,307	—	—	—	4,340,920
Gross profit rate	25.6%					25.8%

Operating income	506,385	26,307	126,467	40,311	(27,495)	671,975
Interest and other expense, net	32,439					32,439
Income from continuing operations before income taxes	473,946					639,536

Income tax expense	79,069					79,069
Reduction of liability for unrecognized tax benefits & discrete tax items	—					63,421
Tax benefit on restructuring- related charges	—					71,753
Adjusted income tax expense	79,069					214,243

Net income	$394,877					$425,293

Effective tax rate	16.7%					33.5%

Diluted earnings per common share	$0.61					$0.66

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended November 1, 2014
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(5.9)%	1.3%	(4.6)%
North American Commercial	3.3%	0.4%	3.7%
International Operations	(4.0)%	3.4%	(0.6)%
Total sales	(2.5)%	1.4%	(1.1)%

	39 Weeks Ended November 1, 2014
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(5.5)%	1.3%	(4.2)%
North American Commercial	2.2%	0.4%	2.6%
International Operations	(2.9)%	0.6%	(2.3)%
Total sales	(2.3)%	0.8%	(1.5)%

Staples.com Sales Growth
	Third quarter of fiscal 2014	Third quarter of fiscal 2013	Change
GAAP sales	$594,621	$548,010	$46,611
GAAP sales growth	8.5%

Impact of changes in exchange rates	$6,494

Non-GAAP sales	$601,115	$548,010	$53,105
Non-GAAP sales growth	9.7%

	Year-to-date fiscal 2014	Year-to-date fiscal 2013	Change
GAAP sales	$1,730,144	$1,618,945	$111,199
GAAP sales growth	6.9%

Impact of changes in exchange rates	$19,509

Non-GAAP sales	$1,749,653	$1,618,945	$130,708
Non-GAAP sales growth	8.1%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth (continued)
(Unaudited)

13 Weeks Ended November 1, 2014
GAAP sales growth	(2.5)%
Impact of change in exchange rates	(1.4)%
Impact of store closures	(1.6)%
Non-GAAP sales growth	0.5%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	November 1, 2014	November 2, 2013
Net cash provided by operating activities	$908,178	$875,139
Acquisition of property and equipment	(201,076)	(204,212)
Free cash flow	$707,102	$670,927

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487